UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

October 16, 2013

Date of Report

(Date of earliest event reported)

GENWORTH FINANCIAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-32195	80-0873306
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

6620 West Broad Street, Richmond, VA	23230
(Address of principal executive offices)	(Zip Code)

(804) 281-6000

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 21, 2013, Genworth Financial, Inc. (the “Company”) announced that Patrick B. Kelleher, Executive Vice President – Genworth, will leave the Company effective December 31, 2013. Mr. Kelleher is the leader of the Company’s U.S. Life Insurance Division. His termination of employment will trigger payments to him, vesting acceleration of certain equity awards and retirement benefits pursuant to the previously disclosed terms of the Company’s 2012 Key Employee Severance Plan and an executive cash retention award agreement.

The Company and Mr. Kelleher are planning for the orderly transition of his role and responsibilities. Thomas J. McInerney, the Company’s President and Chief Executive Officer, will assume responsibilities for the U.S. Life Insurance Division on an interim basis, until a search is conducted and a replacement for Mr. Kelleher is named.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENWORTH FINANCIAL, INC.

Date: October 21, 2013	By:	/s/ Leon E. Roday
Leon E. Roday
Senior Vice President, General Counsel and Secretary

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